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Exhibit 4.2

NORTHSTAR REALTY FINANCE CORP.

$150,000,000 7.25% EXCHANGEABLE SENIOR NOTES DUE 2027

Registration Rights Agreement

June 18, 2007

WACHOVIA CAPITAL MARKETS, LLC
BANC OF AMERICA SECURITIES LLC
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

        NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the "Initial Purchasers") $150,000,000 in aggregate principal amount of its 7.25% Exchangeable Senior Notes due 2027 (the "Notes"), guaranteed as to payment by the Company (as defined below) (the "Guarantees" and, together with the Notes, the "Firm Securities"), and to grant to the Initial Purchasers an option to Purchase all or any part of an additional $22,500,000 aggregate principal amount of 7.25% Exchangeable Senior Notes due 2027 and Guarantees (the "Option Securities" and, together with the Firm Securities, the "Securities"), upon the terms set forth in the Purchase Agreement by and among the Partnership, NorthStar Realty Finance Corp., a Maryland corporation and the sole general partner of the Partnership (the "Company"), and the Initial Purchasers, dated June 12, 2007 (the "Purchase Agreement"), relating to the initial placement (the "Initial Placement") of the Securities. The Notes will be exchangeable, subject to certain conditions, at the option of the holder prior to maturity (unless previously redeemed or otherwise repurchased by the Partnership) for shares of cash, common stock, $.01 par value, of the Company (the "Common Stock" and, specifically as to the Common Stock issued or issuable upon exchange of the Notes, the "Underlying Shares"), or a combination of cash and shares of Common Stock, at the Partnership's option. To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy obligations thereunder, the holders of the Securities will have the benefit of this registration rights agreement by and among the Partnership, the Company and the Initial Purchasers whereby the Company agrees with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) and of the Registrable Securities (as defined below) (each a "Holder" and, collectively, the "Holders"), as follows:

        1.    Definitions.    Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Affiliate" shall have the meaning specified in Rule 405 under the Act.

        "Automatic Shelf Registration Statement" shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D for Form S-3.

        "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

        "Closing Date" shall mean the date of the first issuance of the Securities.

        "Commission" shall mean the Securities and Exchange Commission.

        "Control" shall have the meaning specified in Rule 405 under the Act and the terms "controlling" and "controlled" shall have meanings correlative thereto.

        "Deferral Period" shall have the meaning indicated in Section 3(i) hereof.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Exchange Price" shall have the meaning specified in the Indenture.

        "Final Circular" shall mean the offering circular, dated June 12, 2007, relating to the Securities, including any and all annexes thereto and any information incorporated by reference therein as of such date.

        "Holder" shall have the meaning set forth in the preamble hereto.

        "Indenture" shall mean the Indenture relating to the Securities, dated as of June 18, 2007, by and among the Partnership and Wilmington Trust Company as trustee, as the same may be amended from time to time in accordance with the terms thereof.

        "Initial Placement" shall have the meaning set forth in the preamble hereto.

        "Initial Purchasers" shall have the meaning set forth in the preamble hereto.

        "Liquidated Damages" shall have the meaning set forth in Section 6 hereof.

        "Losses" shall have the meaning set forth in Section 5(d) hereof.

        "Majority Holders" shall mean, on any date, Holders of a majority of the aggregate principal amount of the Securities which, for purposes of this determination, shall include Holders of Registrable Securities based on the aggregate principal amount of Securities exchanged for such Registrable Securities.

        "NASD Rules" shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

        "Notice and Questionnaire" shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Final Circular.

        "Notice Holder" shall mean, on any date, any Holder that has delivered a Notice and Questionnaire and such other information as the Company shall reasonably request in connection with naming a holder as a Selling Securityholder to the Company on or prior to such date; provided that not all of such Holders of Registrable Securities that have been registered for resale have not been sold in accordance with a Shelf Registration Statement.

        "Prospectus" shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Underlying Shares covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

        "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

        "Registrable Securities" shall mean all or any portion of the Underlying Shares issued or issuable in exchange for the Notes initially sold to the Initial Purchasers pursuant to the Purchase Agreement, other than the Underlying Shares that (i) have been sold pursuant to the Shelf Registration Statement, (ii) have become eligible to be sold without restriction upon the expiration of the period referred to in Rule 144(k) of the Act with respect to all the Underlying Shares held by non-affiliates of the Company, (iii) are outstanding two years after the maturity date of the Securities, and (iv) are no longer outstanding.

        "Securities" shall have the meaning set forth in the preamble.

        "Selling Securityholder" shall have the meaning set forth in Section 2(e) hereof.

        "Shelf Registration Period" shall have the meaning set forth in Section 2(c) hereof.

        "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Underlying Shares on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "WKSI" shall mean a Well-Known Seasoned Issuer, as set forth in Rule 405 under the Act.

        2.    Shelf Registration.    (a) The Company shall, within 120 days of the Closing Date, file with the Commission a Shelf Registration Statement (which may be, if the Company is then a WKSI, an Automatic Shelf Registration Statement) or designate an existing shelf registration statement filed with the Securities and Exchange Commission providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution set forth therein, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.

        (b)   If the Shelf Registration Statement is not an Automatic Shelf Registration Statement, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective under the Act within 210 days of the Closing Date.

        (c)   The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the "Shelf Registration Period") from the date the Shelf Registration Statement is declared effective by the Commission (or becomes effective in the case of an Automatic Shelf Registration Statement) until the earlier of (i) the date that all of the Underlying Shares have been sold pursuant to the Shelf Registration Statement, (ii) the expiration of the period referred to in Rule 144(k) of the Act with respect to all the Underlying Shares held by non-affiliates of the Company, (iii) two years after the maturity date of the Securities, and (iv) the date on which there are no Registrable Securities outstanding. The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Registrable Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, or (y) permitted by Section 3(h) hereof.

        (d)   The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

        (e)   Subject to applicable law, the Company shall issue a press release through a reputable national newswire service announcing the anticipated effective date of the Shelf Registration Statement at least 10 Business Days prior to the anticipated effective date thereof. Each Holder of Registrable Securities agrees that if it wishes to be named as a selling securityholder ("Selling Securityholder") in the Prospectus and use the Prospectus for resales of the Underlying Shares it must in connection with naming such Holder as a Selling Securityholder in the Shelf Registration Statement deliver a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, in connection with naming such Holder as a Selling Securityholder in the Shelf Registration Statement to the Company at least 5 Business Days prior to the anticipated effective date of the Shelf Registration Statement as announced in the press release. From and after the effective date of the Shelf Registration Statement, the Company shall use reasonable best efforts, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within 15 Business Days after such date, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement (provided that the Company shall not be required to file more than one post-effective amendment in any 90-day period in accordance with this Section 2(e)(i)) or to prepare and, if permitted or required by applicable law, to file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document (including a report filed under the Exchange Act, if permitted by applicable law) so that the Holder delivering such Notice and Questionnaire is named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder, upon request, copies of any documents filed pursuant to Section 2(e)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(e)(i) hereof; provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof. The Company shall be under no obligation to name any Holder that is not a Notice Holder as a Selling Securityholder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(e) (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a Selling Securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(e). Notwithstanding the foregoing, if (i) the Notes are called for redemption and the then prevailing market price of the Common Stock is above the Exchange Price or (ii) the Notes are exchanged as provided for in the Indenture, then the Company shall use reasonable best efforts to file the post-effective amendment or supplement within five Business Days after the redemption date or the end of the exchange period, as applicable, or if such Notice and Questionnaire is delivered during a Deferral Period, upon expiration of the Deferral Period.

        3.    Registration Procedures.    The following provisions shall apply in connection with the Shelf Registration Statement.

        (a)   The Company shall:

          (i)    furnish to each of the Initial Purchasers and to counsel for the Notice Holders, not less than four Business Days prior to the initial filing thereof with the Commission, a copy of the Shelf

  Registration Statement and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably propose; and

          (ii)   include information regarding the Notice Holders and the methods of distribution for the Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein; and

          (iii)  promptly amend any post-effective amendment, supplement or Exchange Act report filed with respect to the Shelf Registration Statement upon being notified of inaccuracies in Notice Holder information.

        (b)   The Company shall advise the Initial Purchasers and the Notice Holders that have provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

          (i)    when the Shelf Registration Statement and any amendment thereto (other than an incorporated document) has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

          (ii)   of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

          (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

          (iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underlying Shares included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

          (v)   of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

        (c)   The Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

        (d)   Upon request, the Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, but not including material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

        (e)   During the Shelf Registration Period, the Company shall promptly deliver to each Notice Holder, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Underlying Shares.

        (f)    Prior to any offering of the Underlying Shares pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the Underlying Shares for sale under the laws of such U.S. jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, in any jurisdiction where it is not then so subject.

        (g)   Upon the occurrence of any event contemplated by subsections (b)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (h)   Upon the occurrence or existence of any pending corporate development, public filings with the Commission (except in the case of a suspension period as the result of the filing of a post-effective amendment solely to add additional Selling Securityholders), or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Notice Holder agrees (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(f) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and (ii) to hold such notice in confidence. Except in the case of a suspension of the availability of the Shelf Registration Statement and the related Prospectus solely as the result of the filing of a post-effective amendment or supplement to the Prospectus to add additional Selling Securityholders therein, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the "Deferral Period") shall not exceed 120 days in any 360-day period; provided, that, if the event triggering the Deferral Period relates to a proposed or pending material business transaction, the disclosure of which the board of directors of the Company determines in good faith would be reasonably likely to impede the ability to consummate the transaction or would otherwise be seriously detrimental to the Company and its subsidiaries taken a whole, the Company may extend the Deferral Period from 120 days to 150 days in any 360-day period.

        (i)    The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12 month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

        (j)    The Company may require each Holder of Underlying Shares to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Underlying Shares as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the Underlying Shares of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

        (k)   Subject to Section 6 hereof, the Company shall take appropriate actions in order to expedite or facilitate the registration or the disposition of the Underlying Shares, provided that the Company shall not be required to take any actions to facilitate an underwritten disposition of Underlying Shares.

        4.    Registration Expenses.    The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel to act as counsel for the Holders in connection therewith.

        5.    Indemnification and Contribution.    (a) The Company agrees to indemnify and hold harmless each Holder of Underlying Shares covered by the Shelf Registration Statement, each Initial Purchaser, and the directors, officers and, employees of each such Holder or Initial Purchaser and each person who controls any such Holder or Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is caused by or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein.

        (b)   Each Holder of securities covered by the Shelf Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company and the Partnership, each of its directors, each of its officers who signs the Shelf Registration Statement and each person who controls the Company or the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Partnership to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder's Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

        (c)   Promptly after receipt by an indemnified party under this Section 5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent may not unreasonably be withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

        (d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to the Securities, as set forth in the Final Circular, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Partnership shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Circular. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Circular, and benefits received by any other Holders shall be deemed to be equal to the increase in value in having their Underlying Shares registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer and employee of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company or the Partnership who shall have signed the Shelf Registration Statement and each director of the Company or the Partnership shall have the same rights to contribution as the Company and the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

        (e)   The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or the Partnership or any of the indemnified persons referred to in this Section 5, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

        6.    Registration Defaults.    Each of the following events shall constitute a Registration Default:

        (a)   if the Shelf Registration Statement (which may be, if the Company is then a WKSI, an Automatic Shelf Registration Statement) is not filed with the Commission, or if an existing shelf registration statement is not designated by the Company for the purpose of registering the Securities, within 120 days following the Closing Date;

        (b)   if the Shelf Registration Statement is not declared effective by the Commission (or has not become effective in the case of an Automatic Shelf Registration Statement) within 210 days following the Closing Date;

        (c)   if the Shelf Registration Statement has been declared or become effective but ceases to be effective or usable for the offer and sale of the Registrable Securities (other than in connection with (A) a Deferral Period or (B) as a result of a requirement to file a post-effective amendment or supplement to the Prospectus to make changes to the information regarding Selling Securityholders or the plan of distribution provided for therein at any time during the Shelf Registration Period) and the Company does not cure the lapse of effectiveness or usability within either (i) ten Business Days, or (ii) if a Deferral Period is then in effect and subject to the 15 Business Day filing requirement and the proviso regarding the filing of post-effective amendments in Section 2(e) with respect to any Notice and Questionnaire received during such period, ten Business Days following the expiration of such Deferral Period or period permitted pursuant to Section 2(e).

        (d)   if the Company through its omission fails to name as a Selling Securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the Shelf Registration Statement at the time it first became effective, or (ii) any Prospectus at the later of time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective, or (iii) if permitted, an Exchange Act filing or post-effective amendment; or

        (e)   if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(h) hereof;

        provided, however, that a Registration Default will be deemed to end upon the day before the earlier of (i) the day on which such Registration Default has been cured or waived, and (ii) the date the Shelf Registration Statement is no longer required to be kept effective for the Underlying Shares;

        provided, however, if a Registration Default occurs and is continuing during a period of time that the Notes are exchangeable for Underlying Shares, liquidated damages consisting solely of additional interest ("Liquidated Damages") will be paid to those entitled to interest payments on such dates semi-annually in arrears on each interest payment date and will accrue at a rate per year equal to (i) 0.25% of the outstanding principal amount of the Notes to and including the 90th day following such registration default, and (ii) 0.50% of the outstanding principal amount of the Notes from and after the 91st day following such Registration Default. In no event will any additional interest on the Notes exceed 0.50% per year. No Liquidated Damages will be paid on any Note after it has been exchanged for Underlying Shares. If a Note ceases to be outstanding during any period for which additional interest is accruing, the Liquidated Damages to be paid with respect to that Note will be prorated.

        The occurrence and continuance of a Registration Default shall not have any effect on the Partnership's rights with respect to the Securities under the Indenture, including but not limited to its right to redeem the Securities pursuant to the Indenture.

        7.    No Inconsistent Agreements.    The Company has entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the registration rights granted to the Holders herein.

        8.    Rule 144A and Rule 144.    So long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Act and the Exchange Act in a timely manner and, if at anytime the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder's Registrable Securities pursuant to Rules 144 and 144A of the Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company or the Partnership to register any of its securities pursuant to the Exchange Act.

        9.    Listing.    The Company shall use its commercially reasonable efforts to maintain the approval of the Underlying Shares for listing on the New York Stock Exchange.

        10.    Amendments and Waivers.    The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, modification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, modification, supplement, waiver or consent with respect to Section 6 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder.

        11.    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

        (a)   if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire;

        (b)   if to the Initial Purchasers, initially at the address or addresses set forth in the Purchase Agreement; and

        (c)   if to the Company, initially at its address set forth in the Purchase Agreement.

        All such notices and communications shall be deemed to have been duly given when received. The Initial Purchasers and the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

        Notwithstanding the foregoing, notices given to Holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

        12.    Remedies.    Each Holder, in addition to being entitled to exercise all rights provided to it herein or in the Purchase Agreement or granted by law, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

        13.    Successors.    This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Underlying Shares, and the indemnified persons referred to in Section 5 hereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Underlying Shares, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

        14.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        15.    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        16.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

        17.    Severability.    In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

Very truly yours,
NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP
			By:	NorthStar Realty Finance Corp., its sole general partner
			By:	/s/ ALBERT TYLIS
				Name:	Albert Tylis
				Title:	Executive Vice President & General Counsel
NORTHSTAR REALTY FINANCE CORP.
			By:	/s/ ALBERT TYLIS
				Name:	Albert Tylis
				Title:	Executive Vice President & General Counsel
Accepted and agreed to as of the date first above written:
WACHOVIA CAPITAL MARKETS, LLC
By:	/s/ MARY LOUISE GUTTMANN
	Name:	Mary Louise Gutmann
	Title:	Senior Vice President & Assistant General Counsel
BANC OF AMERICA SECURITIES LLC
By:	/s/ THOMAS K. SITTEMA
	Name:	Thomas K. Sittema
	Title:	Managing Director

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NORTHSTAR REALTY FINANCE CORP. $150,000,000 7.25% EXCHANGEABLE SENIOR NOTES DUE 2027 Registration Rights Agreement